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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


 The following are the subsidiaries of Sterling Financial Corporation:

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     Subsidiary                                         State of Incorporation or Organization
     ----------                                         --------------------------------------
 Bank of Lancaster County, N.A.                              National Banking Association
 1 East Main Street
 P.O. Box 0300
 Strasburg, PA  17579

    Town & Country, Inc.                                          Pennsylvania
    1097 Commercial Avenue
    East Petersburg, PA  17520

    Sterling Financial Trust Company                              Pennsylvania
    101 North Pointe Boulevard
    Lancaster, PA  17601

 Sterling Mortgage Services, Inc.                                 Pennsylvania
 101 North Pointe Boulevard
 Lancaster, PA  17601-4133

 T & C Leasing, Inc.                                              Pennsylvania
 1097 Commercial Avenue
 East Petersburg, PA 17520

 First National Bank of North East                           National Banking Association
 14 South Main Street
 North East, MD 21901

 Bank of Hanover & Trust Company                                  Pennsylvania
 25 Carlisle Court
 Hanover, PA 17371

 HOVB Investment Company                                          Delaware
 103 Foulk Road, Suite 202
 Wilmington, DE 19803

 Sterling EFI Acquisition Corporation,
  by operation of law, effective February
  20, 2002,  Equipment Finance, Inc.                              Pennsylvania
 101 North Pointe Boulevard
 Lancaster, PA  17601
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